Exhibit 10.3

iPass Inc.
Performance Shares Grant Notice
(2003 Equity Incentive Plan)

iPass Inc. (the “Company”), pursuant to Section 7(b) of the Company’s 2003 Equity Incentive Plan (the “Plan”), hereby grants to Participant the number of shares of phantom stock (the “Performance Shares”) set forth below (the “Award”). This Award shall be evidenced by a Performance Shares Award Agreement (the “Award Agreement”). This Award is subject to all of the terms and conditions as set forth herein and in the applicable Award Agreement and the Plan, each of which are attached hereto and incorporated herein in their entirety.

Participant:
Date of Grant:
Number of Performance Shares:
Payment for Common Stock:

Vesting Schedule: [Initially, the Performance Shares shall be unearned and unvested. The Performance Shares shall be earned upon [vesting performance metrics for the particular grant to be inserted here]; provided, however, that the Participant’s Continuous Service has not terminated prior to each such vesting date. If the Performance Shares vest on a day that does not occur during a “window period,” vesting may be delayed as provided in Section 2 of the Award Agreement. The foregoing notwithstanding, if within eighteen (18) months following the closing of a “Corporate Transaction,” (i) the Participant’s employment by the Company, or an affiliate of the Company, is terminated by the Company without “Cause” or (ii) if the Participant resigns his or her employment for “Good Reason”, then all of the Participant’s then outstanding unvested Performance Shares shall vest in full upon the date of such termination. ]

Delivery Schedule: Delivery of one share of Common Stock for each Performance Share which vests shall be made on the applicable vesting date.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Award Agreement, and the Plan. Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the award of the Performance Shares and the underlying Common Stock and supersede all prior oral and written agreements on that subject with the exception of Awards previously granted and delivered to Participant under the Plan.

iPass Inc.	Participant
By:	By:
Signature	Signature
Title: Date:	Date:

Attachments:  Award Agreement, and 2003 Equity Incentive Plan

Definitions:

For the purposes of the Performance Shares:

“Cause” shall mean the occurrence of any of the following (and only the following): (i) conviction of the terminated Participant of any felony involving fraud or act of dishonesty against the Company or its parent corporation or subsidiary corporation (whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code (“Affiliates”)); (ii) conduct by the terminated Participant which, based upon good faith and reasonable factual investigation and determination of the Board of Directors of the Company, demonstrates gross unfitness to serve; or (iii) intentional, material violation by the terminated Participant of any statutory or fiduciary duty of the terminated Participant to the Company or its Affiliates;

“Corporate Transaction” shall mean (i) the sale of all or substantially all of the assets of the Company or (ii) a merger of the Company with or into another entity in which the stockholders of the Company immediately prior to the closing of the transaction own less than a majority of the ownership interest of the Company immediately following such closing. For purposes of determining whether the stockholders of the Company prior to the occurrence of a transaction described above own less than fifty percent (50%) of the voting securities of the relevant entity afterwards, only the lesser of the voting power held by a person either before or after the transaction shall be counted in determining that person’s ownership afterwards; and

“Good Reason” shall mean resignation by the Participant of his or her employment because (i) the Company requires that such Participant relocate to a worksite that is more than 60 miles from its current principal executive office, unless such Participant agrees in writing to such relocation; or (ii) the Company reduces the Participant’s monthly salary below the gross rate of the then-existing rate at the time of the closing of the Corporate Transaction, unless the Participant agrees in writing to such reduction.

iPass Inc.
2003 Equity Incentive Plan
Performance Shares Award Agreement

Pursuant to the Performance Shares Grant Notice (“Grant Notice”), this Performance Shares Award Agreement (“Agreement”), and Section 7(b) of the Company’s 2003 Equity Incentive Plan (the “Plan”), iPass Inc. (the “Company”) has awarded you the number of shares of phantom stock (the “Performance Shares”) indicated in the Grant Notice (collectively, the “Award”). Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan. Subject to adjustment and the terms and conditions as provided herein and in the Plan, each Performance Share shall represent the right to receive one (1) share of Common Stock.

The details of your Award, in addition to those set forth in the Grant Notice, are as follows.

1.  Number of Performance Shares and Shares of Common Stock. The number of Performance Shares in your Award is set forth in the Grant Notice.

(a)  The number of Performance Shares subject to your Award and the number of shares of Common Stock deliverable with respect to such Performance Shares may be adjusted from time to time for capitalization adjustments as described in Section 11(a) of the Plan. You shall receive no benefit or adjustment to your Award with respect to any cash dividend or other distribution that does not result in a capitalization adjustment pursuant to Section 11(a) of the Plan; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.

(b)  Any additional Performance Shares, shares of Common Stock, cash or other property that becomes subject to the Award pursuant to this Section 1 shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Performance Shares and Common Stock covered by your Award.

(c)  Notwithstanding the provisions of this Section 1, no fractional Performance Shares or rights for fractional shares of Common Stock shall be created pursuant to this Section 1. The Board shall, in its discretion, determine an equivalent benefit for any fractional Performance Shares or fractional shares that might be created by the adjustments referred to in this Section 1.

2.  Vesting.

(a)  The Performance Shares shall vest, if at all, as provided in the Vesting Schedule set forth in your Grant Notice, provided that vesting shall cease upon the termination of your Continuous Service. Notwithstanding the foregoing, in the event that you are subject to the Company’s Stock Trading By Officers, Directors, and Access Employees policy (or any successor policy) and any shares covered by your Award vest on a day (the “Original Vest Date”) that does not occur during a “window period” applicable to you as determined by the Company in accordance with such policy, then such shares shall not vest on such Original Vest Date and shall instead vest on the earliest to occur of the following: (i) the first day of the next “window period” applicable to you pursuant to such policy; (ii) your Involuntary Termination Without Cause (as defined in Section 2(b) below) after the Original Vest Date; or (iii) the day that is sixty (60) days after the Original Vest Date.

(b)  For purposes of this Agreement, “Involuntary Termination Without Cause” shall mean the Company’s termination of your Continuous Service unless such termination was on account of the occurrence of any of the following: (i) your commission of any felony or any crime involving fraud, dishonesty or moral turpitude; (ii) your attempted commission of, or participation in, a fraud or act of dishonesty against the Company or an Affiliate; (iii) your intentional, material violation of any material contract or agreement between you and the Company or an Affiliate or any statutory duty owed to the Company or an Affiliate; (iv) your unauthorized use or disclosure of confidential information or trade secrets of the Company or an Affiliate; or (v) your gross misconduct. The determination that your Continuous Service was terminated due to an Involuntary Termination Without Cause shall be made by the Company in its sole discretion. Any such determination by the Company for the purposes of this Agreement shall have no effect upon any determination of the rights or obligations of you or the Company for any other purpose.

3.  Discretion of Board. In making its determination whether the Company has achieved any performance criteria set forth in the Vesting Schedule of your Grant Notice, the Board shall have the discretion to: (i) exclude exchange rate effects, as applicable, for non-U.S. dollar denominated revenues; (ii) exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iii) exclude any unusual or extraordinary corporate items, transactions, events or developments; (iv) exclude the effects of changes in applicable laws, regulations, accounting principles, or business conditions; (v) exclude the dilutive effects of acquisitions or joint ventures; (vi) assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of the period following such divestiture; (vii) exclude the effects of a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); and (viii) make adjustments to reflect any partial or complete liquidation of the Company.

4.  Distribution of Shares of Common Stock. Subject to the provisions of this Agreement and the Plan, in the event one or more Performance Shares vests, the Company shall deliver to you one (1) share of Common Stock for each Performance Share that vests. The delivery to you of the appropriate number of shares of Common Stock shall be made on the applicable vesting date. The form of such delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

5.  Payment by You. This Award was granted in consideration of your services to the Company. Subject to Section 11 below, except as otherwise provided in the Grant Notice, you shall not be required to make any payment to the Company (other than your past and future services with the Company) with respect to your receipt of the Award, vesting of the Performance Shares, or the delivery of the shares of Common Stock underlying the Performance Shares.

6.  Securities Law Compliance. You may not be issued any Common Stock under your Award unless the shares of Common Stock are either (i) then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such Common Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations.

7.  Restrictive Legends. The Common Stock issued under your Award shall be endorsed with appropriate legends, if any, determined by the Company.

8.  Transfer Restrictions. Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of the shares in respect of your Award. For example, you may not use shares that may be issued in respect of your Performance Shares as security for a loan, nor may you transfer, pledge, sell or otherwise dispose of such shares. This restriction on transfer will lapse upon delivery to you of shares in respect of your Performance Shares. Your Award is not transferable, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Common Stock pursuant to this Agreement.

9.  Award not a Service Contract. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or any Affiliate, or on the part of the Company or any Affiliate to continue such service. In addition, nothing in your Award shall obligate the Company or any Affiliate, their respective stockholders, boards of directors or employees to continue any relationship that you might have as an Employee or Consultant of the Company or any Affiliate.

10.  Unsecured Obligation. Your Award is unfunded, and even as to any Performance Shares which vest, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Common Stock pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the Common Stock acquired pursuant to this Agreement until such Common Stock is issued to you pursuant to Section 4 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company with respect to the Common Stock so issued. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

11.  Withholding Obligations.

(a)  On or before the time you receive a distribution of Common Stock pursuant to your Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the Common Stock issuable to you and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate which arise in connection with your Award.

(b)  Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Common Stock.

(c)  In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

12.  Notices. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

13.  Headings. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

14.  Amendment. This Agreement may be amended only by a writing executed by the Company and you which specifically states that it is amending this Agreement. Notwithstanding the foregoing, this Agreement may be amended solely by the Company by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Company reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

15.  Miscellaneous.

(a)  The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b)  You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)  You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(d)  This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)  All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

16.  Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control; provided, however, that Section 4 of this Agreement shall govern the timing of any distribution of Common Stock under your Award. The Company shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board shall be final and binding upon you, the Company, and all other interested persons. No member of the Board shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

17.  Effect on Other Employee Benefit Plans. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.

18.  Choice of Law. The interpretation, performance and enforcement of this Agreement shall be governed by the law of the state of California without regard to that state’s conflicts of laws rules.

19.  Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

* * * * *

This Performance Shares Award Agreement shall be deemed to be signed by the Company and the Participant upon the signing by the Participant of the Performance Shares Grant Notice to which it is attached.